Exhibit 99.1

Company Contact:	Michael Umana
Saucony, Inc.
Chief Financial Officer,
Chief Operating Officer/Treasurer
(978) 532-9000
(800) 625-8080

For Immediate Release

Investor Relations:	Chad A. Jacobs/Brendon Frey
Integrated Corporate Relations
(203) 222-9013
cjacobs@icr-online.com

SAUCONY AGREES TO BE ACQUIRED BY STRIDE RITE

FOR $23 IN CASH

FOR EACH CLASS A AND CLASS B COMMON SHARE

Peabody, Massachusetts – June 2, 2005 – Saucony, Inc. (NASDAQ: SCNYA and SCNYB) announced today that it has entered into a definitive agreement with The Stride Rite Corporation (NYSE: SRR) under which Stride Rite has agreed to acquire Saucony. Stride Rite will pay $23 in cash for each share of Class A and Class B common stock of Saucony, representing a 19% premium to $19.32, the average of the Class A and Class B common stock closing prices on June 1, 2005, and a 17% premium to $19.60 which is the average of the last four weeks’ closing prices of Saucony’s Class A and Class B common shares. All outstanding options for Saucony common stock, whether or not vested, will be cashed out in the merger based on the $23 per share purchase price. Based on the number of shares of Saucony common stock outstanding and the net option value as of May 31, 2005, the transaction value is approximately $170 million.

The transaction is expected to close in the summer of 2005 and is subject to regulatory approval, approval by the holders of at least two-thirds of Saucony’s Class A shares and the holders of at least two-thirds of Saucony’s Class A and Class B shares voting together as a single class, and other customary closing conditions.

Saucony President and Chief Executive Officer John Fisher said, “This morning’s announcement of the merger agreement between Saucony and Stride Rite is the culmination of our strategic alternative review process announced last August. We believe that this transaction maximizes value for Saucony shareholders. In addition, we are convinced that Saucony has found the correct acquiror to expand our market presence and accelerate the growth of our businesses. We believe that Stride Rite’s and Saucony’s complementary strengths will provide a stronger platform for growth and profitability. We thank our shareholders for their patience during our review process and look forward with enthusiasm to becoming part of the Stride Rite family.”

Mr. Fisher and Charles Gottesman, Executive Vice President, Business Development, of Saucony, as well as members of their respective families and trusts and other entities through which Messrs. Fisher and Gottesman beneficially own or have sole or shared voting power with respect to shares of Saucony common stock, have agreed, pursuant to a voting agreement with Stride Rite, that they will vote all of their shares in favor of the transaction at the meeting of Saucony shareholders. The individuals, trusts and other entities signing the voting agreement own approximately 49% of the outstanding shares of Saucony Class A common stock and approximately 25% of the outstanding shares of Saucony Class A common stock and Class B common stock, taken together as a single class. If the merger agreement is terminated, the voting agreement also terminates.

Chestnut Securities, Inc. acted as financial advisor to Saucony in connection with the transaction and delivered a fairness opinion to the Saucony board of directors. Wilmer Cutler Pickering Hale and Dorr LLP served as legal advisor to Saucony.

Conference Call

Saucony will be holding a conference call to discuss the merger today, Thursday, June 2, 2005, at 8:45 a.m. The conference call dial-in number is 913-981-4913.

About Saucony

Saucony designs, develops and markets performance-oriented athletic footwear, athletic apparel and casual leather footwear. Its principal products are:

•	technical running, walking, cross-training and outdoor trail shoes and athletic apparel, which the company sells under the Saucony brand name;

•	technical running shoe models from the early 1980s, which the company reintroduced in 1998 as Saucony “Originals”, its classic footwear line;

•	athletic apparel, which the company sells under the Hind brand name; and

•	shoes for coaches and officials, cleated football and multi-purpose footwear and casual leather walking and workplace footwear, which the company sells under the Spot-bilt brand name.

Saucony’s products are sold in the United States at more than 5,500 retail locations and at its 21 factory outlet stores. Outside the United States the company’s products are sold in 53 countries through 24 independent distributors located throughout the world and through the company’s subsidiaries located in Canada, The Netherlands and the United Kingdom and at the company’s two factory outlet stores in Canada. For more information, visit www.saucony.com.

About Stride Rite

Headquartered in Lexington, Massachusetts, The Stride Rite Corporation is an NYSE company with approximately $558 million in 2004 sales that markets the leading brand of high-quality,

non-athletic children’s shoes in the U.S. Other footwear products for children and adults are marketed by the company under well-known brand names, including Stride Rite, Keds, PRO-Keds, Sperry Top-Sider, Tommy Hilfiger and Grasshoppers. Information about the company is available on its website – www.strideritecorp.com. Information about the company’s brands and product lines is available at www.striderite.com, www.keds.com, and www.sperrytopsider.com.

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Saucony®, GRID®, Hind®, Spot-bilt®, and Hyde® are registered trademarks of Saucony, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Important Additional Information Will Be Filed with the SEC

Saucony plans to file with the Securities and Exchange Commission and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Saucony, Stride Rite, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Saucony and Stride Rite through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Saucony by contacting Saucony Investor Relations, Saucony Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, 1-800-625-8080.

Stride Rite and Saucony, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stride Rite’s directors and executive officers is contained in Stride Rite’s Annual Report on Form 10-K for the year ended December 3, 2004 and its proxy statement dated February 25, 2005, which are filed with the SEC. Information regarding Saucony’s directors and executive officers is contained in Saucony’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 27, 2005, which are filed with the SEC. As of January 31, 2005, Saucony’s directors and executive officers and their affiliates beneficially owned (as calculated in accordance with SEC Rule 13d-3(d)) approximately 1,232,790 shares, or 48.9%, of Saucony’s Class A common stock and approximately 1,106,082 shares, or 24.1%, of Saucony’s Class B common stock. All outstanding options for Saucony common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $23 per share purchase price.

In addition, in connection with the execution of the merger agreement, Messrs. Fisher and Gottesman have entered into executive benefits agreements with Saucony pursuant to which (1) the parties have agreed that effective immediately after the closing of the merger, the employment of each of Messrs. Fisher and Gottesman will be deemed to have terminated “for good reason” and (2) Messrs. Fisher and Gottesman have agreed to reduce the amounts payable to them as a result of this transaction under their executive retention agreements entered into with the company in 2000. Stride Rite has also requested that Mr. Fisher enter into a one-year consulting agreement with Stride Rite effective upon the closing of the merger. Mr. Fisher has agreed to negotiate such an agreement with Stride Rite.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements regarding the proposed transaction between Stride Rite and Saucony, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Stride Rite or Saucony managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of Saucony’s shareholders; the ability to consummate the transaction; the ability of Stride Rite to successfully integrate Saucony’s operations and employees; intense competition among designers, marketers, distributors and sellers of footwear; changes in consumer fashion trends that may shift to footwear styling not currently included in Saucony’s product lines; the loss of significant suppliers or customers, such as department stores and specialty retailers; the consolidation or restructuring of such customers, including large chain and department stores, which may result in unexpected store closings; difficulties in implementing, operating and maintaining complex information systems and controls, including, without limitation, the systems related to retail stores, systems related to demand and supply planning and inventory control; and the other factors described in Saucony’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. Saucony disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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